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EXHIBIT 11

                                                          LOGIC WORKS, INC.

                                                  COMPUTATION OF EARNINGS PER SHARE
                                                             (unaudited)

                                                                          THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                               JUNE 30,                      JUNE 30,
                                                                     --------------------------------------------------------
                                                                          1996           1995           1996           1995
                                                                     --------------------------------------------------------

PRIMARY
Net income                                                              $868,000       $251,000     $1,184,000       $258,000
                                                                     --------------------------------------------------------
                                                                     --------------------------------------------------------

Weighted average number of common shares outstanding                  11,246,000      5,392,000     11,171,000      5,334,000
Stock options granted one year prior to initial filing                         -        859,000              -        887,000
Stock warrants granted one year prior to initial filing                        -        199,000              -        199,000
Weighted average stock options outstanding                             1,665,000      1,216,000      1,762,000      1,210,000
                                                                     --------------------------------------------------------
Weighted average number of common shares outstanding as adjusted      12,911,000      7,666,000     12,933,000      7,630,000

Net income per share                                                       $0.07          $0.03          $0.09          $0.03
                                                                     --------------------------------------------------------
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FULLY DILUTED
Net income                                                              $868,000       $281,000     $1,184,000       $318,000
                                                                     --------------------------------------------------------
                                                                     --------------------------------------------------------

Weighted average number of common shares outstanding                  11,246,000      5,392,000     11,171,000      5,334,000
Automatic conversion feature of Series A redeemable convertible
 preferred stock                                                               -      2,400,000              -      2,400,000
Stock options granted one year prior to initial filing                         -        859,000              -        887,000
Stock warrants granted one year prior to initial filing                        -        199,000              -        199,000
Weighted average stock options outstanding                             1,665,000      1,279,000      1,763,000      1,282,000
                                                                     --------------------------------------------------------
Weighted average number of common shares outstanding as adjusted      12,911,000     10,129,000     12,934,000     10,102,000
                                                                     --------------------------------------------------------
                                                                     --------------------------------------------------------

Net income per share                                                       $0.07          $0.03          $0.09          $0.03
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